1 Contact: Elie Sugarman ir@bsig.com (617) 369-7300 Exhibit 99.1 BrightSphere Reports Financial and Operating Results for the Second Quarter Ended June 30, 2021 • U.S. GAAP earnings per share of $6.42 for the quarter, compared to $0.23 for Q2'20, driven by the gain on sale of Landmark Partners (“Landmark”) • ENI earnings per share of $0.40 for the quarter, compared to $0.24 for Q2'20 (excluding Landmark and Thompson, Siegel & Walmsley, LLC (“TSW”)) • Net client cash flows (“NCCF”) for the quarter of $(0.9) billion (excluding Landmark and TSW) • AUM of $126.9 billion at June 30, 2021 compared to $120.2 billion at March 31, 2021, driven by market appreciation (excluding Landmark and TSW) • Landmark and TSW results are classified within discontinued operations for current and prior periods and are therefore not reflected in ENI, NCCF or ending AUM BOSTON - July 29, 2021 - BrightSphere Investment Group Inc. (NYSE: BSIG) reports its results for the second quarter ended June 30, 2021. Suren Rana, BrightSphere’s President and Chief Executive Officer said, “In the second quarter of 2021, we closed the divestiture transaction of Landmark Partners and subsequently, in July 2021, we also closed the previously announced divestitures of Thompson, Siegel & Walmsley, LLC and Investors Counselors of Maryland, LLC. We still expect the closing of our remaining announced transaction, the sale of Campbell Global, to occur in the third quarter of 2021, following which our sole operating business will be Acadian Asset Management. With AUM of approximately $118 billion as of June 30, 2021, Acadian is a market leader in providing quantitative strategies and solutions to institutional clients around the globe. Acadian has been generating investment outperformance for its clients across multiple time periods. As of June 30, 2021, 87%, 82%, 85% and 88% of Acadian’s strategies by revenue beat their respective benchmarks over the prior 1-, 3-, 5-, and 10- year periods. We believe that this strong long-term track record will help Acadian generate robust client inflows and organic growth over time. Turning to our financial results for the quarter, the Company produced ENI earnings per share of $0.40 for the second quarter of 2021 compared to $0.24 in the second quarter of 2020 and $0.27 in the first quarter of 2021. Our sole Affiliate going forward, Acadian generated $53.1 million of Adjusted EBITDA in the second quarter of 2021 compared to $33.4 million in the second quarter of 2020 and $45.5 million in the first quarter of 2021. The biggest driver for the increase in Adjusted EBITDA relative to both the year-ago quarter and the prior sequential quarter was higher revenues from the increase in Acadian’s AUM due to market appreciation. Acadian’s net client cash flows in the quarter were $(1.3) billion primarily driven by reallocation from select strategies such as low volatility amidst the generally rising markets. Our cash balance as of June 30, 2021 was $1,175.4 million. This amount does not give effect to our divestitures of TSW, ICM or Campbell and the payment of taxes related to the gain on sale of Landmark. We expect to deploy our excess capital toward deleveraging and returning capital to our shareholders. As of June 30, 2021, the Company had outstanding notes of $400.0 million(1).” __________________________________________________________ (1) In addition, Acadian had $53.9 million outstanding on its stand-alone credit facility, which we expect to be fully paid down by the end of the year.

2 Dividend Declaration The Company’s Board of Directors approved a quarterly interim dividend of $0.01 per share payable on September 24, 2021 to shareholders of record as of the close of business on September 10, 2021. Conference Call Dial-in The Company will hold a conference call and simultaneous webcast to discuss the results at 11:00 a.m. Eastern Time on July 29, 2021. To listen to the call or view the webcast, participants should: Dial-in: Toll Free Dial-in Number: (844) 445-4807 International Dial-in Number: (647) 253-8636 Conference ID: 6128296 Link to Webcast: http://event.on24.com/wcc/r/3192834/E4423279B1835CDDB6D2FD03C53759F1 Dial-in Replay: A replay of the call will be available beginning approximately one hour after its conclusion either on BrightSphere’s website, at https://ir.bsig.com or at: Toll Free Dial-in Number: (800) 585-8367 International Dial-in Number: (416) 621-4642 Conference ID: 6128296 About BrightSphere BrightSphere is a global asset management company with one operating subsidiary, Acadian Asset Management, with approximately $118 billion(1) of assets under management as of June 30, 2021. BrightSphere offers institutional investors across the globe access to a wide array of leading quantitative and solutions-based strategies designed to meet a range of risk and return objectives. For more information, please visit BrightSphere’s website at www.bsig.com. Information that may be important to investors will be routinely posted on our website. __________________________________________________________ (1) Reflects the announced divestiture of Campbell Global, LLC, and gives effect for the completed sales of Landmark Partners LLC, Thompson Siegel & Walmsley, LLC and Investment Counselors of Maryland, LLC.

3 Forward Looking Statements This communication includes forward-looking statements which may include, from time to time, the expected closing of the Campbell Global disposition, anticipated revenues, margins, operating expense and variable compensation ratios, cash flows or earnings growth profile, anticipated performance of the Company’s business or particular segments, expected future net cash flows, return of capital to shareholders, capital management, including the repayment of the Acadian credit facility, and/or expectations regarding market conditions. The words or phrases ‘‘will likely result,’’ ‘‘are expected to,’’ ‘‘will continue,’’ ‘‘is anticipated,’’ ‘‘can be,’’ ‘‘may be,’’ ‘‘aim to,’’ ‘‘may affect,’’ ‘‘may depend,’’ ‘‘intends,’’ ‘‘expects,’’ ‘‘believes,’’ ‘‘estimate,’’ ‘‘project,’’ and other similar expressions are intended to identify such forward-looking statements. Such statements are subject to various known and unknown risks and uncertainties and readers should be cautioned that any forward-looking information provided by or on behalf of the Company is not a guarantee of future performance. Actual results may differ materially from those in forward-looking information as a result of various factors, some of which are beyond the Company’s control, including but not limited to those discussed above and elsewhere in this communication and in the Company’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 1, 2021, and subsequent SEC filings, including risks related to the disruption caused by the COVID-19 pandemic, which has and is expected to materially affect our business, financial condition, results of operations and cash flows for an extended period of time. Due to such risks and uncertainties and other factors, the Company cautions each person receiving such forward-looking information not to place undue reliance on such statements. Further, such forward-looking statements speak only as of the date of this communication and the Company undertakes no obligations to update any forward looking statement to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events. This communication does not constitute an offer for any fund managed by the Company or any Affiliate of the Company. Non-GAAP Financial Measures This communication contains non-GAAP financial measures. Reconciliations of GAAP to non-GAAP financial measures are included in the Reconciliations and Disclosures section of this communication. Additional reconciliations with respect to certain segment measures are included in the Supplemental Information section of this communication.

4 Q2 2021 EARNINGS PRESENTATION July 29, 2021

Q2'21 Highlights

BrightSphere Highlights

- U.S. GAAP EPS of $6.42 for Q2'21 compared to $0.23 for Q2'20; increase driven by the gain on sale of Landmark
- ENI EPS of $0.40 for the quarter compared to $0.24 for Q2'20[1]
  - TSW would have contributed $0.06 to ENI EPS for Q2'21 if not classified as discontinued operations
- Completed the sale of Landmark in June 2021
- Completed the sale of TSW in July 2021
- Landmark and TSW results are classified within discontinued operations for current and prior periods and are therefore not reflected in ENI, NCCF or ending AUM
- Announced divestiture of Campbell Global; sale expected to close in the third quarter of 2021
- Total AUM of $126.9 billion (includes Acadian Asset Management ("Acadian") AUM of $117.8 billion) as of June 30, 2021, a 6% increase from March 31, 2021
- NCCF of $(0.9) billion[1] for Q2'21
  - Acadian saw robust sales for non-US and multi-asset strategies
- Quant and Solutions investment performance continued to be strong with 82%, 85% and 88% of strategies by revenue beating their benchmarks over the prior 3-, 5-, and 10-year periods, respectively, as of June 30, 2021

Please see Definitions and Additional Notes

(1) Reflects reclassification of Landmark and TSW to discontinued operations among other adjustments.

BRIGHTSPHERE
Investment Group

5

U.S. GAAP Statement of Operations

($ in millions, unless otherwise noted)	Three Months Ended June 30, 2021	June 30, 2020	Increase (Decrease)	March 31, 2021
Management fees	$ 111.6	$ 118.6	(5.9)%	$ 103.8
Performance fees	20.4	0.3	n/m	4.6
Other revenue	1.3	2.0	(35.0)%	1.3
Consolidated Funds' revenue	—	1.7	n/m	—
Total revenue	**133.3**	**122.6**	**8.7 %**	**109.7**
Compensation and benefits	73.4	67.2	9.2 %	52.6
General and administrative	18.0	20.4	(11.8)%	19.1
Amortization of acquired intangibles	—	0.3	n/m	—
Depreciation and amortization	5.8	4.7	23.4 %	5.5
Consolidated Funds' expense	—	0.1	n/m	—
Total operating expenses	**97.2**	**92.7**	**4.9 %**	**77.2**
Operating income	**36.1**	**29.9**	**20.7 %**	**32.5**
Investment income (loss)	4.7	6.6	(28.8)%	2.6
Interest income	0.1	0.2	(50.0)%	—
Interest expense	(6.3)	(7.4)	(14.9)%	(6.2)
Gain (Loss) on sale of subsidiary	—	—	— %	(1.3)
Net consolidated Funds' investment gains (losses)	—	6.7	n/m	—
Income from continuing operations before taxes	**34.6**	**36.0**	**(3.9)%**	**27.6**
Income tax expense	9.9	8.8	12.5 %	9.1
Income from continuing operations	**24.7**	**27.2**	**(9.2)%**	**18.5**
Income from discontinued operations, net of tax[1]	53.4	26.7	100.0 %	21.9
Gain on disposal of discontinued operations, net of tax	509.2	—	n/m	—
Net income	**587.3**	**53.9**	**n/m**	**40.4**
Net income (loss) attributable to non-controlling interests	54.6	35.0	56.0 %	13.4
Net income attributable to controlling interests	**$ 532.7**	**$ 18.9**	**n/m**	**$ 27.0**
Earnings per share, basic, $	$ 6.71	$ 0.23	n/m	$ 0.34
Earnings per share, diluted, $	$ 6.42	$ 0.23	n/m	$ 0.33
Basic shares outstanding (in millions)	79.4	80.4		79.3
Diluted shares outstanding (in millions)	82.9	80.4		82.3
U.S. GAAP operating margin	27 %	24 %	269 bps	30 %
Pre-tax income from continuing operations attributable to controlling interests	$ 34.6	$ 29.9	15.7 %	$ 27.6
Net income from continuing operations attributable to controlling interests	$ 24.7	$ 21.1	17.1 %	$ 18.5

Please see Definitions and Additional Notes

(1) Reflects reclassification of Landmark and TSW to discontinued operations for current and prior periods.

Q2'21 vs. Q2'20

- Total revenue increased 8.7% from Q2'20 primarily due to market appreciation and increased performance fees, offset by dispositions
- Operating expenses increased 4.9% from Q2'20 primarily due to the change in compensation expense as a result of the revaluation of Affiliate equity, which was slightly offset by the decrease in general and administrative expenses as a result of cost saving initiatives
- Income tax expense increased 12.5% from Q2'20 primarily due to deferred tax adjustments relating to Affiliate dispositions
- U.S. GAAP net income attributable to controlling interests and Diluted earnings per share increased significantly from the year ago quarter primarily due to the gain on sale of Landmark

BRIGHTSPHERE Investment Group

6

7 • Quant & Solutions(1) ◦ Leveraging broad quant capabilities to provide exposures and solutions sought by clients ◦ Highly scalable offerings with substantial capacity and global demand ◦ Leveraging data and technology in computational factor-based investment process ◦ Ongoing product innovation responds to evolving client needs ◦ Multi-Asset Class capability has met increased demand for broad-based, bespoke investment solutions Disciplined Execution of Long-Term Growth Strategy • Product innovation ◦ Extensions of investment strategies into high-demand areas supported by ongoing seeding program • Distribution enhancements ◦ Expansion of distribution teams including entry into new markets and channels • Strong free cash flow generated from a broad array of investment strategies • Ongoing expense discipline • Anticipate deploying excess cash currently on the balance sheet and proceeds from the announced transactions toward debt pay down and return of capital to shareholders Focus on High- Demand Quant & Solutions Focus on Organic Growth Drive Shareholder Value __________________________________________________________ Please see Definitions and Additional Notes (1) Our current segment reflects the sale of Landmark and announced divestitures of Investment Counselors of Maryland (“ICM”), TSW and Campbell Global. Landmark, previously included in the Alternative segment, is now reported within discontinued operations and excluded from operational data. The remaining portion of the Alternatives segment, including Campbell Global, has been reclassified to “Other”. TSW, previously included in the Liquid Alpha segment, is now reported within discontinued operations and excluded from operational data. The remaining portion of the Liquid Alpha segment, including ICM, has been reclassified to “Other”. For additional details, refer to the Segment information included within the Supplemental Information section of this presentation.

Segment Highlight: Quant & Solutions

- Segment NCCF of $(1.3) billion with annualized revenue impact of $(2.5) million for Q2'21 compared to $0.3 billion with annualized revenue impact of $(7.1) million for Q2'20; AUM increased 28.5% from Q2'20 as a result of strong market performance
- Investment performance strengthened further in Q2'21 with continued long-term track record of out-performance
- Segment ENI increased 65.6% in Q2'21 compared to Q2'20 and operating margin increased 930 bps to 45.7% in Q2'21 compared to Q2'20, mainly due to higher revenue

Key Performance Metrics

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Increase (Decrease)	Three Months Ended March 31, 2021	Increase (Decrease)
Operational Information					
AUM $b	$ 117.8	$ 91.7	28.5 %	$ 111.5	5.7 %
Average AUM $b	$ 115.9	$ 86.7	33.7 %	$ 109.3	6.0 %
NCCF $b	$ (1.3)	$ 0.3	$ (1.6)	$ (3.6)	$ 2.3
Annualized Revenue Impact of NCCF $m	$ (2.5)	$ (7.1)	$ 4.6	$ (8.6)	$ 6.1
ENI management fee rate (bps)	37	38	(1)	37	—
Economic Net Income Basis					
ENI Revenue $m	$ 111.1	$ 82.8	34.2 %	$ 103.5	7.3 %
Segment Economic Net Income $m	$ 47.7	$ 28.8	65.6 %	$ 40.3	18.4 %
ENI Operating Margin	45.7 %	36.4 %	930 bps	40.4 %	530 bps
Adjusted EBITDA $m	$ 53.1	$ 33.4	59.0 %	$ 45.5	16.7 %

Segment Performance - Quant & Solutions

Revenue-Weighted (1)



100%
50%
0%
82%
85%
88%
3-Year
5-Year
10-Year

	3-Year	5-Year	10-Year
Q1'21	57%	84%	91%
Q2'20	47%	48%	88%

Equal-Weighted



100%
50%
0%
68%
71%
85%
3-Year
5-Year
10-Year

	3-Year	5-Year	10-Year
Q1'21	60%	68%	84%
Q2'20	52%	62%	89%

Asset-Weighted



100%
50%
0%
72%
76%
82%
3-Year
5-Year
10-Year

	3-Year	5-Year	10-Year
Q1'21	53%	75%	87%
Q2'20	40%	41%	83%

Please see Definitions and Additional Notes

(1) *As of June 30, 2021, Quant & Solutions assets representing 87% of revenue were outperforming benchmarks on a 1- year basis, compared to 56% at June 30, 2020 and 74% at March 31, 2021.*

BRIGHTSPHERE Investment Group
8

Key Performance Metrics

Key Performance Metrics[1]

($ in millions, unless otherwise noted)	Three Months Ended June 30,					Three Months Ended March 31,		
U.S. GAAP Basis		2021		2020	Increase (Decrease)		2021	Increase (Decrease)
Revenue	$	133.3	$	122.6	8.7 %	$	109.7	21.5 %
Pre-tax income from cont. ops. attributable to controlling interests[2]		34.6		29.9	15.7 %		27.6	25.4 %
Net income attributable to controlling interests		532.7		18.9	n/m		27.0	n/m
Diluted shares outstanding (in millions)		82.9		80.4			82.3	
Diluted earnings per share, $	$	6.42	$	0.23	n/m	$	0.33	n/m
U.S. GAAP operating margin[2]		27 %		24 %	269 bps		30 %	(254) bps
Economic Net Income Basis (Non-GAAP measure used by management)[2]								
ENI revenue	$	133.4	$	120.4	10.8 %	$	109.8	21.5 %
Pre-tax economic net income		44.6		27.8	60.4 %		30.8	44.8 %
Economic net income		32.9		19.6	67.9 %		22.5	46.2 %
ENI diluted earnings per share, $	$	0.40	$	0.24	66.7 %	$	0.27	48.1 %
Adjusted EBITDA		56.3		38.8	45.1 %		42.1	33.7 %
ENI operating margin		40 %		30 %	998 bps		34 %	573 bps
Other Operational Information								
Assets under management at period end ($ in billions)[2][3]	$	126.9	$	145.1	(12.5)%	$	120.2	5.6 %
Net client cash flows ($ in billions)[2]		(0.9)		(1.8)	n/m		(3.5)	n/m
Annualized revenue impact of net flows ($ in millions)		(0.9)		(14.0)	n/m		(7.9)	n/m

Please see Definitions and Additional Notes

(1) *Please see Reconciliations and Disclosures for the reconciliation of Net income attributable to controlling interests to Adjusted EBITDA and ENI.*

(2) *Landmark and TSW results are classified within discontinued operations for current and prior periods and are therefore not reflected in U.S. GAAP pre-tax income from continuing operations attributable to controlling interests, U.S. GAAP operating margin, ENI and other operational metrics.*

(3) *Decrease in AUM compared to prior year primarily because Barrow, Hanley, Mewhinney & Strauss ("Barrow Hanley"), a previous divestiture, is included in Q2'20 but not in Q2'21.*

BRIGHTSPHERE Investment Group

9

10 ENI Revenue Commentary • ENI revenue includes management fees, performance fees, and our share of earnings from equity-accounted Affiliate • Q2'21 ENI revenue of $133.4 million increased from Q2'20 by 11% primarily due to an increase in performance fees • Management fees decreased (6)% from Q2'20 primarily due to a decrease in average AUM driven by the Barrow Hanley disposition, partly offset by positive equity market return in the last twelve months ENI Revenue(1) ($M) Three Months Ended June 30, Three Months Ended March 31, 2021 2020 Increase (Decrease) 2021 Increase (Decrease) Management fees $ 111.6 $ 118.6 (6)% $ 103.8 8% Performance fees 20.4 0.3 n/m 4.6 n/m Other income, including equity-accounted Affiliates 1.4 1.5 (7)% 1.4 —% ENI revenue $ 133.4 $ 120.4 11% $ 109.8 21% __________________________________________________________ Please see Definitions and Additional Notes (1) Reflects reclassification of Landmark and TSW to discontinued operations for current and prior periods.

ENI Operating Expenses

Commentary

- Total ENI operating expenses reflect Affiliate operating expenses and Center expenses (excluding variable compensation)
- ENI Operating expenses decreased to $47.8 million in Q2'21 from $57.6 million in Q2'20 reflecting dispositions and expense discipline; Q2'21 Operating Expense Ratio[1] decreased to 42.8% for the period
- We continue to expect the full-year Operating Expense Ratio[1] expected to be in the range of 44-46% if the equity market remains at the same level; ratio is subject to fluctuations as assets and ENI management fees change

ENI Operating Expenses[3]

($M)	Three Months Ended June 30, 2021 $M	2021 % of MFs[2]	2020 $M	2020 % of MFs[2]	Increase (Decrease)	Three Months Ended March 31, 2021 $M	2021 % of MFs[2]	Increase (Decrease)
Fixed compensation and benefits	$ 24.2	21.7 %	$ 31.1	26.2 %	(22)%	$ 24.3	23.4 %	—%
G&A expenses (excl. sales-based compensation)	15.9	14.2 %	19.9	16.8 %	(20)%	17.4	16.8 %	(9)%
Depreciation and amortization	5.8	5.2 %	4.7	4.0 %	23%	5.5	5.3 %	5%
Core operating expense subtotal	**$ 45.9**	**41.1 %**	**$ 55.7**	**47.0 %**	(18)%	**$ 47.2**	**45.5 %**	(3)%
Sales-based compensation	1.9	1.7 %	1.9	1.6 %	—%	1.6	1.5 %	19%
Total ENI operating expenses	**$ 47.8**	**42.8 %**	**$ 57.6**	**48.6 %**	(17)%	**$ 48.8**	**47.0 %**	(2)%
Note: ENI management fees	$ 111.6		$ 118.6		(6)%	$ 103.8		8%

Please see Definitions and Additional Notes
(1) Operating Expense Ratio reflects total ENI operating expenses as a percent of management fees.
(2) Represents reported ENI management fee revenue.
(3) Reflects reclassification of Landmark and TSW to discontinued operations for current and prior periods.

BRIGHTSPHERE Investment Group

11

12 ENI Variable Compensation(1) ($M) Three Months Ended June 30, Three Months Ended March 31, 2021 2020 Increase (Decrease) 2021 Increase (Decrease) Cash variable compensation $ 31.0 $ 23.3 33% $ 22.5 38% Add: Non-cash equity-based award amortization 1.4 3.5 (60)% 1.0 40% Variable compensation 32.4 26.8 21% 23.5 38% Earnings before variable compensation $ 85.6 $ 62.8 36% $ 61.0 40% Variable Compensation Ratio (VC as % of earnings before variable comp.) 37.9% 42.7% (482) bps 38.5% (67) bps • Variable compensation is typically awarded based on contractual percentage of each Affiliate’s ENI earnings before variable compensation plus Center bonuses and also includes a contractual split of certain performance fees ◦ Affiliate variable compensation includes cash and equity provided through recycling ◦ Center variable compensation includes cash and BSIG equity • Q2'21 Variable Compensation Ratio decreased to 37.9% from 42.7% in Q2'20 • We continue to expect the full-year Variable Compensation Ratio expected to be in the range of 35-38% ___________________________________________________________ Please see Definitions and Additional Notes (1) Reflects reclassification of Landmark and TSW to discontinued operations for current and prior periods. ENI Variable Compensation Commentary

Affiliate Key Employee Distributions

Commentary

- Represents employees' share of profit from their respective Affiliate, in some cases following an initial preference to BSIG[1]
- Q2'21 Distribution Ratio of 6.0% lower than Q2'20 mainly due to dispositions
- We continue to expect the full-year Distribution Ratio expected to be in the range of 7-9%; mix of earnings will have significant impact to the ratio

Affiliate Key Employee Distributions[2]

($M)	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Three Months Ended June 30, Increase (Decrease)	Three Months Ended March 31, 2021	Three Months Ended March 31, Increase (Decrease)
(A) Earnings after variable compensation (ENI operating earnings)	$ 53.2	$ 36.0	*48%*	$ 37.5	*42%*
(B) **Less: Affiliate key employee distributions**	**(3.2)**	**(2.6)**	*23%*	**(1.3)**	*146%*
Earnings after Affiliate key employee distributions	$ 50.0	$ 33.4	*50%*	$ 36.2	*38%*
Affiliate Key Employee Distribution Ratio ((B) / (A))	6.0 %	7.2 %	*(121) bps*	3.5 %	*255 bps*

Please see Definitions and Additional Notes
(1) *For consolidated Affiliates.*
(2) *Reflects reclassification of Landmark and TSW to discontinued operations for current and prior periods.*

BRIGHTSPHERE Investment Group

13

Balance Sheet Management

Balance Sheet[1]

($M)		June 30, 2021		December 31, 2020
Assets				
Cash and cash equivalents	$	1,175.4	$	371.3
Restricted cash		1.6		1.6
Investment advisory fees receivable		110.9		100.6
Right of use assets		67.4		78.6
Investments		62.0		90.0
Other assets		194.5		296.0
Assets held for sale		136.7		326.8
Assets of consolidated Funds held for sale		—		114.3
Total assets	**$**	**1,748.5**	**$**	**1,379.2**
Liabilities and shareholders' equity				
Accounts payable and accrued expenses	$	73.6	$	109.6
Due to OM plc		1.9		3.4
Revolving credit facility		53.9		—
Third party borrowings		394.6		394.3
Operating lease liabilities		79.7		94.8
Other liabilities		161.7		79.4
Liabilities held for sale		119.2		313.3
Total liabilities	**$**	**884.6**	**$**	**994.8**
Shareholders' equity		863.9		302.4
Non-controlling interests, including NCI of consolidated Funds		—		82.0
Total equity		**863.9**		**384.4**
Total liabilities and equity	**$**	**1,748.5**	**$**	**1,379.2**
Weighted average quarterly diluted shares		82.9		81.8
Leverage ratio[2]		2.4 x		2.4 x
Net leverage ratio[3]		(3.9)x		0.1 x

Capital

- June 30 net leverage ratio (third party borrowings and revolving credit facility, net of total cash and cash equivalents / Adj. EBITDA) of (3.9)x
- Acadian paid down their stand-alone credit facility from $81.0 million as of March 31, 2021 to $53.9 million as of June 30, 2021; expected to be fully paid down by year-end
- Total seed and co-investment holdings of $14.3 million

Dividend

- $0.01 per share interim dividend approved
  - Payable September 24 to shareholders of record as of September 10

(1) Reflects reclassification of TSW and Campbell Global to assets and liabilities held for sale as of June 30, 2021, and reflects reclassification of TSW and Landmark to assets and liabilities held for sale as of December 31, 2020.
(2) Represents the Company's third party borrowings and revolving credit facility, divided by last twelve months Adjusted EBITDA.
(3) Represents the Company's third party borrowings and revolving credit facility, net of total cash and cash equivalents, divided by last twelve months Adjusted EBITDA.

BRIGHTSPHERE Investment Group
14

15 Supplemental Information

Segment Information for Q2'21 and Q2'20

($ in millions, unless otherwise noted)	Three Months Ended June 30, 2021				Three Months Ended June 30, 2020				
	Quant & Solutions	Other[4]	Reconciling Items[1]	Total U.S. GAAP[3]	Quant & Solutions	Liquid Alpha	Other[4]	Reconciling Items[1]	Total U.S. GAAP[3]
ENI Revenue	$ 111.1	$ 22.3	$ (0.1)	$ 133.3	$ 82.8	$ 30.8	$ 6.8	$ 2.2	$ 122.6
ENI Operating Expenses	38.3	9.5	13.5	61.3	35.0	11.7	10.9	2.7	60.3
Earnings before variable compensation	72.8	12.8	(13.6)	72.0	47.8	19.1	(4.1)	(0.5)	62.3
Variable compensation	22.0	10.4	0.3	32.7	17.7	7.6	1.5	3.0	29.8
Earnings after variable compensation	50.8	2.4	(13.9)	39.3	30.1	11.5	(5.6)	(3.5)	32.5
Affiliate key employee distributions	3.1	0.1	—	3.2	1.3	1.1	0.2	—	2.6
Earnings after Affiliate key employee distributions	47.7	2.3	(13.9)	36.1	28.8	10.4	(5.8)	(3.5)	29.9
Net interest income (expense)	—	(5.4)	(0.8)	(6.2)	—	—	(5.6)	(1.6)	(7.2)
Net investment income (loss)	—	—	4.7	4.7	—	—	—	13.3	13.3
Net (income) loss attributable to non-controlling interest	—	—	(54.6)	(54.6)	—	—	—	(35.0)	(35.0)
Income tax (expense) benefit	—	(11.7)	1.8	(9.9)	—	—	(8.2)	(0.6)	(8.8)
Income from discontinued operations, net of tax	—	—	53.4	53.4	—	—	—	26.7	26.7
Gain on disposal of discontinued operations, net of tax	—	—	509.2	509.2	—	—	—	—	—
Economic Net Income	$ 47.7	$ (14.8)	$ 499.8	$ 532.7	$ 28.8	$ 10.4	$ (19.6)	$ (0.7)	$ 18.9
Adjusted EBITDA[2]	$ 53.1	$ 3.2	$ 476.4	$ 532.7	$ 33.4	$ 10.4	$ (5.0)	$ (19.9)	$ 18.9
Segment Assets Under Management ($b)	$ 117.8	$ 9.1	—	$ 126.9	$ 91.7	$ 47.8	$ 5.6	—	$ 145.1

Please see Definitions and Additional Notes

(1) *For further information and additional reconciliations between GAAP and non-GAAP measures, refer to the Reconciliations and Disclosures section of this presentation and the Company's Quarterly Report on Form 10-Q.*

(2) *Please see Reconciliations and Disclosures for the reconciliation of net income attributable to controlling interests to Adjusted EBITDA and ENI.*

(3) *Represents U.S. GAAP equivalent of non-GAAP segment information presented. The most directly comparable U.S. GAAP measure of ENI revenue is U.S. GAAP revenue. The most directly comparable U.S. GAAP measure of ENI operating expenses is U.S. GAAP operating expenses, which is comprised of Operating expenses, Variable compensation and Affiliate key employee distributions above. The most directly comparable U.S. GAAP measure of Earnings after Affiliate key employee distributions is U.S. GAAP Operating Income. The U.S. GAAP equivalent of Economic Net Income is U.S. GAAP Net Income attributable to controlling interests. The U.S. GAAP equivalent of Adjusted EBITDA is U.S. GAAP Net Income attributable to controlling interests.*

(4) *The Company's reportable segments reflect the sale of Landmark and announced divestiture of TSW. As a result of the divestitures, Landmark, previously included in the Alternative segment, is now reported within discontinued operations and Alternatives no longer constitutes a reportable segment. The remaining portion of the Alternative segment, including Campbell Global, has been reclassified to "Other". Also TSW, previously included in the Liquid Alpha segment, is now reported within discontinued operations and Liquid Alpha no longer constitutes a reportable segment in the current period. The remaining portion of the Liquid Alpha segment, including ICM, has been reclassified to "Other" as of the beginning of the current quarter.*

BRIGHTSPHERE Investment Group

16

Segment Information for Q1'21

($ in millions, unless otherwise noted)	Quant & Solutions	Other[4]	Reconciling Items[1]	Total U.S. GAAP[3]
	Three Months Ended March 31, 2021			
ENI Revenue	$ 103.5	$ 6.3	$ (0.1)	$ 109.7
ENI Operating Expenses	39.1	9.7	3.1	51.9
Earnings before variable compensation	64.4	(3.4)	(3.2)	57.8
Variable compensation	22.6	0.9	0.5	24.0
Earnings after variable compensation	41.8	(4.3)	(3.7)	33.8
Affiliate key employee distributions	1.5	(0.2)	—	1.3
Earnings after Affiliate key employee distributions	40.3	(4.1)	(3.7)	32.5
Net interest income (expense)	—	(5.4)	(0.8)	(6.2)
Net investment income (loss)	—	—	2.6	2.6
Gain (loss) on sale of subsidiary	—	—	(1.3)	(1.3)
Net (income) loss attributable to non-controlling interest	—	—	(13.4)	(13.4)
Income tax (expense) benefit	—	(8.3)	(0.8)	(9.1)
Income from discontinued operations, net of tax	—	—	21.9	21.9
Economic Net Income	$ 40.3	$ (17.8)	$ 4.5	$ 27.0
Adjusted EBITDA[2]	$ 45.5	$ (3.4)	$ (15.1)	$ 27.0
Segment Assets Under Management ($b)	$ 111.5	$ 8.7	—	$ 120.2

Please see Definitions and Additional Notes

(1) *For further information and additional reconciliations between GAAP and non-GAAP measures, refer to the Reconciliations and Disclosures section of this presentation and the Company's Quarterly Report on Form 10-Q.*

(2) *Please see Reconciliations and Disclosures for the reconciliation of net income attributable to controlling interests to Adjusted EBITDA and ENI.*

(3) *Represents U.S. GAAP equivalent of non-GAAP segment information presented. The most directly comparable U.S. GAAP measure of ENI revenue is U.S. GAAP revenue. The most directly comparable U.S. GAAP measure of ENI operating expenses is U.S. GAAP operating expenses, which is comprised of Operating expenses, Variable compensation and Affiliate key employee distributions above. The most directly comparable U.S. GAAP measure of Earnings after Affiliate key employee distributions is U.S. GAAP Operating Income. The U.S. GAAP equivalent of Economic Net Income is U.S. GAAP Net Income attributable to controlling interests. The U.S. GAAP equivalent of Adjusted EBITDA is U.S. GAAP Net Income attributable to controlling interests.*

(4) *The Company's reportable segments reflect the sale of Landmark and announced divestiture of TSW. As a result of the divestitures, Landmark, previously included in the Alternative segment, is now reported within discontinued operations and Alternatives no longer constitutes a reportable segment. The remaining portion of the Alternatives segment, including Campbell Global, has been reclassified to "Other". Also TSW, previously included in the Liquid Alpha segment, is now reported within discontinued operations and Liquid Alpha no longer constitutes a reportable segment. The remaining portion of the Liquid Alpha segment, including ICM, has been reclassified to "Other" as of the beginning of the quarter.*

BRIGHTSPHERE
Investment Group

17

Assets Under Management Rollforward by Segment

($ in billions, unless otherwise noted)	Three Months Ended June 30, 2021	June 30, 2020	March 31, 2021
Quant and Solutions			
Beginning balance	$ 111.5	$ 78.7	$ 107.0
Gross inflows	2.7	3.3	2.2
Gross outflows	(4.7)	(3.7)	(6.4)
Reinvested income and distributions	0.7	0.7	0.6
Net flows	**(1.3)**	**0.3**	**(3.6)**
Market appreciation (depreciation)	7.6	12.7	7.0
Other[1]	—	—	1.1
Ending balance	**$ 117.8**	**$ 91.7**	**$ 111.5**
Average AUM[2]	$ 115.9	$ 86.7	$ 109.3
Liquid Alpha			
Beginning balance	$ —	$ 43.7	$ 3.2
Gross inflows	—	1.6	—
Gross outflows	—	(4.0)	—
Reinvested income and distributions	—	0.3	—
Net flows	**—**	**(2.1)**	**—**
Market appreciation (depreciation)	—	6.2	—
Other[3]	—	—	(3.2)
Ending balance	**$ —**	**$ 47.8**	**$ —**
Average AUM	$ —	$ 46.8	$ —
Average AUM of consolidated Affiliates	$ —	$ 45.0	$ —
Other[3]			
Beginning balance	$ 8.7	$ 5.7	$ 5.8
Gross inflows	0.5	0.1	0.2
Gross outflows	(0.1)	(0.1)	(0.1)
Net flows	**0.4**	**—**	**0.1**
Market appreciation (depreciation)	0.1	(0.1)	0.7
Other	(0.1)	—	2.1
Ending balance	**$ 9.1**	**$ 5.6**	**$ 8.7**
Average AUM	$ 9.0	$ 5.7	$ 8.3
Average AUM of consolidated Affiliates	$ 4.7	$ 5.7	$ 4.7
Total			
Beginning balance	$ 120.2	$ 128.1	$ 116.0
Gross inflows	3.2	5.0	2.4
Gross outflows	(4.8)	(7.8)	(6.5)
Reinvested income and distributions	0.7	1.0	0.6
Net flows	**(0.9)**	**(1.8)**	**(3.5)**
Market appreciation (depreciation)	7.7	18.8	7.7
Other	(0.1)	—	—
Ending balance	**$ 126.9**	**$ 145.1**	**$ 120.2**
Discontinued operations adjustment[3]	24.6	35.9	43.1
Adjusted ending balance	**$ 151.5**	**$ 181.0**	**$ 163.3**
Average AUM	$ 124.9	$ 139.2	$ 117.6
Average AUM of consolidated Affiliates	$ 120.6	$ 137.4	$ 114.0
ENI management fee rate of consolidated Affiliates	37.2	34.7	37.0
Basis points: inflows	48.2	32.6	49.0
Basis points: outflows	39.0	43.5	34.0
Annualized revenue impact of net flows (in millions)	**$ (0.9)**	**$ (14.0)**	**$ (7.9)**

(1) AUM representing liquid alternative strategies previously excluded from the Quant & Solutions segment has been reclassified in Q1'21 and are included in the current period metrics above.
(2) Average AUM equals average AUM of consolidated Affiliates.
(3) The Company's reportable segments reflect the sale of Landmark and divestiture of TSW. As a result of the sale, Landmark, previously included in the Alternative segment, is reported within discontinued operations and Alternatives no longer constitutes a reportable segment. The remaining portion of the Alternative segment including Campbell Global, has been reclassified to "Other" for all periods presented. TSW, previously included in the Liquid Alpha segment, is now reported within discontinued operations and Liquid Alpha no longer constitutes a reportable segment in the current period. The remaining portion of the Liquid Alpha segment, including ICM, has been reclassified to "Other" as of the beginning of Q1'21.

BRIGHTSPHERE Investment Group

18

19 Reconciliations and Disclosures

Reconciliations from U.S. GAAP to Non-GAAP Measures[(1)(2)]

($ in millions)	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Three Months Ended March 31, 2021
U.S. GAAP net income attributable to controlling interests	$ 532.7	$ 18.9	$ 27.0
Adjustments to reflect the economic earnings of the Company:			
1 Non-cash key employee-owned equity and profit interest revaluations[(3)]	10.3	0.7	0.4
2 Amortization of acquired intangible assets[(3)]	—	0.2	—
3 Capital transaction costs[(3)]	0.2	0.3	0.5
4 Seed/Co-investment (gains) losses and financings[(3)(6)]	0.2	(6.7)	(3.9)
5 Tax benefit of goodwill and acquired intangible deductions	0.2	0.3	0.3
6 Discontinued operations attributable to controlling interests and restructuring[(3)(4)]	(508.7)	5.6	(2.3)
Total adjustment to reflect earnings of the Company	$ (497.8)	$ 0.4	$ (5.0)
7 Tax effect of above adjustments[(3)]	(3.6)	—	—
ENI tax normalization	1.6	0.3	0.5
Economic net income	$ 32.9	$ 19.6	$ 22.5
ENI net interest expense to third parties	5.4	5.6	5.4
Depreciation and amortization[(5)]	6.3	5.4	5.9
Tax on Economic Net Income	11.7	8.2	8.3
Adjusted EBITDA	$ 56.3	$ 38.8	$ 42.1

ENI Adjustments

1. Exclude non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees
2. Exclude non-cash amortization or impairment expenses related to acquired goodwill and other intangibles
3. Exclude capital transaction costs including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets
4. Exclude gains/losses on seed capital and co-investments, as well as related financing costs
5. Include cash tax benefits related to tax amortization of acquired intangibles
6. Exclude results of discontinued operations as they are not part of the ongoing business, and restructuring costs incurred in continuing operations
7. Exclude one-off tax benefits or costs unrelated to current operations

Please see Definitions and Additional Notes

(1) For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Quarterly Report on Form 10-Q.

(2) Reflects reclassification of Landmark and TSW to discontinued operations for current and prior periods.

(3) Tax-affected items for which adjustments are included in "Tax effect of above adjustments" line, excluding the discontinued operations component of item 6; taxed at 27.3% U.S. statutory rate (including state tax).

(4) The three months ended June 30, 2021 includes income from discontinued operations attributable to controlling interests of $(511.1) million and restructuring costs, which include costs associated with the transfer of an insurance policy from our former Parent of $0.3 million and restructuring related expenses at the Center and Affiliates of $2.0 million. The three months ended June 30, 2020 includes loss from discontinued operations attributable to controlling interests of $2.2 million and restructuring costs, which include costs associated with the transfer of an insurance policy from our former Parent of $0.3 million and restructuring related expenses at the Affiliates of $3.0 million. The three months ended March 31, 2021 includes income from discontinued operations attributable to controlling interests of $(5.4) million and restructuring costs, which include costs associated with the transfer of an insurance policy from our former Parent of $0.3 million, restructuring related expenses at the Center and Affiliates of $1.5 million and a loss on sale of a business unit of $1.3 million.

(5) Includes non-cash equity-based award amortization expense.

(6) Includes seed/co-investment (gains) losses attributable to discontinued operations.

BRIGHTSPHERE Investment Group

20

Reconciliations from U.S. GAAP to Non-GAAP Measures[1] (cont.)

Reconciliation of per-share U.S. GAAP Net Income to Economic Net Income per share[2]

($)	Three Months Ended June 30, 2021	June 30, 2020	March 31, 2021
U.S. GAAP net income per share	**$ 6.42**	**$ 0.23**	**$ 0.33**
Adjustments to reflect the economic earnings of the Company:			
i. Non-cash key employee-owned equity and profit interest revaluations	0.12	0.01	—
ii. Amortization of acquired intangible assets	—	—	—
iii. Capital transaction costs	0.01	0.01	0.01
iv. Seed/Co-investment (gains) losses and financing	—	(0.08)	(0.05)
v. Tax benefit of goodwill and acquired intangibles deductions	—	—	—
vi. Discontinued operations and restructuring	(6.13)	0.07	(0.03)
vii. ENI tax normalization	0.02	—	0.01
Tax effect of above adjustments, as applicable	(0.04)	—	—
Economic net income per share	**$ 0.40**	**$ 0.24**	**$ 0.27**

Reconciliation of U.S. GAAP Revenue to ENI Revenue[2]

($ in millions)	Three Months Ended June 30, 2021	June 30, 2020	March 31, 2021
U.S. GAAP revenue	**$ 133.3**	**$ 122.6**	**$ 109.7**
Include investment return on equity-accounted Affiliate	1.3	0.6	1.1
Exclude revenue from consolidated Funds	—	(1.7)	—
Exclude fixed compensation reimbursed by customers	(1.2)	(1.1)	(1.0)
ENI revenue	**$ 133.4**	**$ 120.4**	**$ 109.8**

Please see Definitions and Additional Notes

(1) *For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Quarterly Report on Form 10-Q.*

(2) *Reflects reclassification of Landmark and TSW to discontinued operations for current and prior periods.*

BRIGHTSPHERE Investment Group

21

Reconciliations from U.S. GAAP to Non-GAAP Measures[1] (cont.)

Reconciliation of U.S. GAAP Operating Expense to ENI Operating Expense[2]

($ in millions)	Three Months Ended		
	June 30, 2021	June 30, 2020	March 31, 2021
U.S. GAAP operating expense	**$ 97.2**	**$ 92.7**	**$ 77.2**
Less: items excluded from ENI			
Non-cash key employee-owned equity and profit interest revaluations	(10.3)	(0.7)	(0.4)
Amortization of acquired intangible assets	—	(0.2)	—
Capital transaction costs	—	(0.2)	(0.4)
Restructuring costs[3]	(2.3)	(3.4)	(1.8)
Compensation reimbursed by customers	(1.2)	(1.1)	(1.0)
Funds' operating expense	—	(0.1)	—
Less: items segregated out of U.S. GAAP operating expense			
Variable compensation[4]	(32.4)	(26.8)	(23.5)
Affiliate key employee distributions	(3.2)	(2.6)	(1.3)
ENI operating expense	**$ 47.8**	**$ 57.6**	**$ 48.8**

Please see Definitions and Additional Notes

(1) *For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Quarterly Report on Form 10-Q.*

(2) *Reflects reclassification of Landmark and TSW to discontinued operations for current and prior periods.*

(3) *The three months ended June 30, 2021 includes costs associated with the transfer of an insurance policy from our former Parent of $0.3 million and restructuring related expenses at the Center and Affiliates of $2.0 million. The three months ended June 30, 2020 includes costs associated with the transfer of an insurance policy from our former Parent of $0.3 million, and restructuring related expenses at the Affiliates of $3.0 million. The three months ended March 31, 2021 includes costs associated with the transfer of an insurance policy from our former Parent of $0.3 million and restructuring related expenses at the Center and Affiliates of $1.5 million.*

(4) *Represents ENI variable compensation. For the three months ended June 30, 2021, June 30, 2020, and March 31, 2021, the U.S. GAAP equivalent of variable compensation was $32.7 million, $29.8 million and $24.0 million, respectively.*

BRIGHTSPHERE
Investment Group

22

23 Reconciliations from U.S. GAAP to Non-GAAP Measures(1)(cont.) Reconciliation of U.S. GAAP Pre-tax Income from Continuing Operations to Pre-tax ENI(2) ($ in millions) Three Months Ended June 30, June 30, March 31, 2021 2020 2021 U.S. GAAP pre-tax income from continuing operations $ 34.6 $ 36.0 $ 27.6 Adjustments to reflect the economic earnings of the Company: Non-cash key employee-owned equity and profit interest revaluations 10.3 0.7 0.4 Amortization of acquired intangible assets — 0.2 — Capital transaction costs 0.2 0.3 0.5 Seed/Co-investment (gains) losses and financings (2.9) (6.7) (0.8) Restructuring costs(3) 2.4 3.4 3.1 Net (income) loss attributable to non-controlling interests from continuing operations — (6.1) — Pre-tax ENI $ 44.6 $ 27.8 $ 30.8 ___________________________________________________________ Please see Definitions and Additional Notes (1) For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company’s Quarterly Report on Form 10-Q. (2) Reflects reclassification of Landmark and TSW to discontinued operations for current and prior periods. (3) The three months ended June 30, 2021 includes costs associated with the transfer of an insurance policy from our former Parent of $0.3 million and restructuring related expenses at the Center and Affiliates of $2.0 million. The three months ended June 30, 2020 includes costs associated with the transfer of an insurance policy from our former Parent of $0.3 million and restructuring related expenses at the Affiliates of $3.0 million. The three months ended March 31, 2021 includes costs associated with the transfer of an insurance policy from our former Parent of $0.3 million, restructuring related expenses at the Center and Affiliates of $1.5 million and a loss on sale of subsidiary of $1.3 million.

24 Reconciliation of per-share TSW U.S. GAAP Net Income to TSW Economic Net Income ($) Three Months Ended June 30, 2021 TSW U.S. GAAP net income per share $ 0.04 Adjustments to reflect the economic earnings of the Company: i. Non-cash key employee-owned equity and profit interest revaluations 0.03 ii. Goodwill impairment and amortization of acquired intangible assets and pre-acquisition employee equity — iii. Capital transaction costs — iv. Seed/Co-investment (gains) losses and financing — v. Tax benefit of goodwill and acquired intangibles deductions — vi. The impact of a one-time compensation arrangement that includes advances against future compensation payments — vii. ENI tax normalization — Tax effect of above adjustments, as applicable (0.01) TSW Economic net income per share $ 0.06 Reconciliations from U.S. GAAP to Non-GAAP Measures (cont.)

25 Definitions and Additional Notes References to “BrightSphere,” “BSIG” or the “Company” refer to BrightSphere Investment Group Inc.; references to “OM plc” or “Parent” refer to Old Mutual plc, the Company’s former parent; references to “BSUS” or the “Center” refer to the holding company excluding the Affiliates. BrightSphere operates its business through one(1) asset management firm (the “Affiliate”). BrightSphere’s distribution activities are conducted in various jurisdictions through affiliated companies in accordance with local regulatory requirements. The Company uses a non-GAAP performance measure referred to as economic net income (“ENI”) to represent its view of the underlying economic earnings of the business. ENI is used to make resource allocation decisions, determine appropriate levels of investment or dividend payout, manage balance sheet leverage, determine Affiliate variable compensation and equity distributions, and incentivize management. The Company’s ENI adjustments to U.S. GAAP include both reclassifications of U.S. GAAP revenue and expense items, as well as adjustments to U.S. GAAP results, primarily to exclude non-cash, non-economic expenses, or to reflect cash benefits not recognized under U.S. GAAP. The Company re-categorizes certain line items on the income statement to: • exclude the effect of Fund consolidation by removing the portion of Fund revenues, expenses and investment return which is not attributable to its shareholders. • include within management fee revenue any fees paid to Affiliates by consolidated Funds, which are viewed as investment income under U.S. GAAP. • include the Company’s share of earnings from equity-accounted Affiliates within other income, rather than investment income; • treat sales-based compensation as a general and administrative expense, rather than part of fixed compensation and benefits; • identify separately from operating expenses, variable compensation and Affiliate key employee distributions, which represent Affiliate earnings shared with Affiliate key employees; and • net the separate revenues and expenses recorded under U.S. GAAP for certain Fund expenses initially paid by the Company’s Affiliates on the Fund’s behalf and subsequently reimbursed, to better reflect the actual economics of the Company’s business. The Company also makes the following adjustments to U.S. GAAP results to more closely reflect its economic results by: i. excluding non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees. These ownership interests may in certain circumstances be repurchased by BrightSphere at a value based on a pre-determined fixed multiple of trailing earnings and as such this value is carried on the Company’s balance sheet as a liability. Non-cash movements in the value of this liability are treated as compensation expense under U.S. GAAP. However, any equity or profit interests repurchased by BrightSphere can be used to fund a portion of future variable compensation awards, resulting in savings in cash variable compensation that offset the negative cash effect of repurchasing the equity. ii. excluding non-cash amortization or impairment expenses related to acquired goodwill and other intangibles as these are non-cash charges that do not result in an outflow of tangible economic benefits from the business. It also excludes the amortization of acquisition-related contingent consideration, as well as the value of employee equity owned pre-acquisition, where such items have been included in compensation expense as a result of ongoing service requirements for certain employees. Please note that the revaluations related to these acquisition-related items are included in (i) above. iii. excluding capital transaction costs, including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets. iv. excluding seed capital and co-investment gains, losses and related financing costs. The net returns on these investments are considered and presented separately from ENI because ENI is primarily a measure of the Company’s earnings from managing client assets, which therefore differs from earnings generated by its investments in Affiliate products, which can be variable from period to period. v. including cash tax benefits associated with deductions allowed for acquired intangibles and goodwill that may not be recognized or have timing differences compared to U.S. GAAP. vi. excluding the results of discontinued operations attributable to controlling interests since they are not part of the Company’s ongoing business, restructuring costs incurred in continuing operations and the impact of a one-time compensation arrangement entered into that includes advances against future compensation payments. vii. excluding deferred tax resulting from changes in tax law and expiration of statutes, adjustments for uncertain tax positions, deferred tax attributable to intangible assets and other unusual items not related to current operating results to reflect ENI tax normalization. __________________________________________________________ (1) In July 2021, BrightSphere completed the sale of ICM and TSW, and announced the divestiture of Campbell Global, which is expected to close in the third quarter of 2021. This figure gives effect to these divestitures.

26 The Company adjusts its income tax expense to reflect any tax impact of its ENI adjustments. Adjusted EBITDA Adjusted EBITDA is defined as economic net income before interest, income taxes, depreciation and amortization. The Company notes that its calculation of Adjusted EBITDA may not be consistent with Adjusted EBITDA as calculated by other companies. The Company believes Adjusted EBITDA is a useful liquidity metric because it indicates the Company’s ability to make further investments in its business, service debt and meet working capital requirements. Refer to the reconciliation of U.S. GAAP net income attributable to controlling interests to ENI and Adjusted EBITDA. Segment ENI Segment ENI represents ENI for each of the Company’s reportable segments, calculated in accordance with the Company’s definition of Economic Net Income, before income tax, interest income and interest expense. Methodologies for calculating investment performance: Revenue-weighted investment performance measures the percentage of management fee revenue generated by Affiliate strategies which are beating benchmarks. It calculates each strategy’s percentage weight by taking its estimated composite revenue over total composite revenues in each period, then sums the total percentage of revenue for strategies outperforming. Equal-weighted investment performance measures the percentage of Affiliate scale strategies (defined as strategies with greater than $100 million of AUM) beating benchmarks. Each outperforming strategy over $100 million has the same weight; the calculation sums the number of strategies outperforming relative to the total number of composites over $100 million. Asset-weighted investment performance measures the percentage of AUM in strategies beating benchmarks. It calculates each strategy’s percentage weight by taking its composite AUM over total composite AUM in each period, then sums the total percentage of AUM for strategies outperforming. ENI operating earnings ENI operating earnings represents ENI earnings before Affiliate key employee distributions and is calculated as ENI revenue, less ENI operating expense, less ENI variable compensation. It differs from economic net income because it does not include the effects of Affiliate key employee distributions, net interest expense or income tax expense. ENI operating margin The ENI operating margin, which is calculated before Affiliate key employee distributions, is used by management and is useful to investors to evaluate the overall operating margin of the business without regard to the Company’s various ownership levels at each of the Affiliates. ENI operating margin is a non-GAAP efficiency measure, calculated based on ENI operating earnings divided by ENI revenue. The ENI operating margin is most comparable to the Company’s U.S. GAAP operating margin. ENI management fee revenue ENI Management fee revenue corresponds to U.S. GAAP management fee revenue. ENI operating expense ratio The ENI operating expense ratio is used by management and is useful to investors to evaluate the level of operating expense as measured against the Company’s recurring management fee revenue. The Company has provided this ratio since many operating expenses, including fixed compensation & benefits and general and administrative expense, are generally linked to the overall size of the business. The Company tracks this ratio as a key measure of scale economies at BrightSphere because in its profit sharing economic model, scale benefits both the Affiliate employees and BrightSphere shareholders. Definitions and Additional Notes

27 Definitions and Additional Notes ENI earnings before variable compensation ENI earnings before variable compensation is calculated as ENI revenue, less ENI operating expense. ENI variable compensation ratio The ENI variable compensation ratio is calculated as variable compensation divided by ENI earnings before variable compensation. It is used by management and is useful to investors to evaluate consolidated variable compensation as measured against the Company’s ENI earnings before variable compensation. Variable compensation is usually awarded based on a contractual percentage of each Affiliate’s ENI earnings before variable compensation and may be paid in the form of cash or non-cash Affiliate equity or profit interests. Center variable compensation includes cash and BrightSphere equity. Non-cash variable compensation awards typically vest over several years and are recognized as compensation expense over that service period. ENI Affiliate key employee distribution ratio The Affiliate key employee distribution ratio is calculated as Affiliate key employee distributions divided by ENI operating earnings. The ENI Affiliate key employee distribution ratio is used by management and is useful to investors to evaluate Affiliate key employee distributions as measured against the Company’s ENI operating earnings. Affiliate key employee distributions represent the share of Affiliate profits after variable compensation that is attributable to Affiliate key employee equity and profit interests holders, according to their ownership interests. At certain Affiliates, BSUS is entitled to an initial preference over profits after variable compensation, structured such that before a preference threshold is reached, there would be no required key employee distributions, whereas for profits above the threshold the key employee distribution amount would be calculated based on the key employee economic percentages at its consolidated Affiliates. U.S. GAAP operating margin U.S. GAAP operating margin equals operating income from continuing operations divided by total revenue. Consolidated Funds Financial information presented in accordance with U.S. GAAP may include the results of consolidated pooled investment vehicles, or Funds, managed by the Company’s Affiliates, where it has been determined that these entities are controlled by the Company. Financial results which are “attributable to controlling interests” exclude the impact of Funds to the extent it is not attributable to the Company’s shareholders. Annualized revenue impact of net flows (“NCCF”) Annualized revenue impact of net flows represents annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts (inflows), less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts (outflows), plus revenue impact from reinvested income and distribution. Annualized management fee for client flow is calculated by multiplying the annual gross fee rate for the relevant account with the inflow or the outflow, including equity-accounted Affiliates. In addition, reinvested income and distribution for each segment is multiplied by average fee rate for the respective segment to compute the revenue impact. Reinvested income and distributions Net flows include reinvested income and distributions made by BrightSphere’s Affiliates. Reinvested income and distributions represent investment yield not distributed as cash, and reinvested back to the portfolios. Realizations and Other Realizations include distributions related to the sale of alternative assets and represent return on investments. n/m “Not meaningful.”